Exhibit 10.7

COMMERCIAL REAL ESTATE LEASE

ARTICLE 1

BASIC TERMS

This Article I contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article I explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1 Date of Lease. June 4, 2008.

1.2 Landlord. JMHLS, LLC, a Washington Limited Liability Company, whose address is 9910 Vernon Rd., Lake Stevens, Washington 98258.

1.3 Tenant. Coastal Community Bank, the address of which is 2817 Colby Avenue, Everett, Washington 98201.

1.4 Property. The Property is Landlord’s real property located at 10520-19th Ave. SE, Everett, Washington. The Property includes the land, buildings and all other improvements located on a portion .of the property legally described as attached hereto as Exhibit A.

1.5 Lease Term. Ten (10) years beginning on July 1, 2008 (“Commencement Date”), and ending on June 30, 2018, unless sooner terminated as set forth in this agreement.

1.6 Permitted Uses. Banking.

1.7 Initial Security Deposit. None.

1.8 Rent and Other Charges Payable by Tenant.

(a) Base Rent. The basic rent shall be Sixteen Thousand Nine Hundred Thirty-Eight and 21/100 Dollars ($16,938.21) per month for the first ten (10) years of this Lease.

(b) Other Periodic Payments. (i) Real Property Taxes on the entire area described in Exhibit A; (ii) Utilities/Electrical Charges; (iii) Insurance Premiums; and (iv) Maintenance, Repairs and Alterations.

ARTICLE 2

LEASE TERM

2.1 Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The “Commencement Date” shall be the date specified in Section 1.5 above for the beginning of the Lease Term unless advanced or delayed under any provision of this Lease.

2.2 Renewal Provisions. Provided that all of the terms and conditions of this Lease have been complied with by the Tenant, the Tenant shall have the option to renew this Lease for four (4) additional Terms of five (5) years of each Term. The renewal Terms shall begin upon the expiration of the primary or prior renewal Tenn. Tenant’s right to extend the Term of this Lease may be exercised only in the event that Tenant is not in default at the time of the exercise of the renewal option and at the time such renewal option commences. The options to renew the Lease provided for herein shall not be severable from the Lease. Tenant shall exercise a renewal option by delivering to the Landlord a written notice of its election to renew no later than 90 days prior to the expiration date of the primary term or prior renewal term, as the case may be. All terms, provisions and covenants of this Lease Agreement shall apply to each of the renewal terms, except for the term of the Lease and the minimum rent. The minimum rent commencing with the first renewal year and each anniversary date for the first two extension (years 15-20 and 20-25) thereafter (hereinafter referred to as the “Adjustment Date”), the monthly rent shall be increased by the percentage of increase, if any, in the Consumer Price Index--All Urban Consumers, All Items (hereinafter referred to as the “CPI”) as published by the United States Department of Labor, Bureau of Labor Statistics. The percentage of increase in the CPI will be determined by using the percentage change, as published for the month prior to the month in which the commencement date occurs as compared to that same month each year thereafter. The monthly rent as adjusted on the Adjustment Date shall be the monthly rent until the next Adjustment Date. Any increase in subsequent years shall be added to the monthly rent as adjusted by the CPI increase on the previous Adjustment Date. In no event shall the monthly rent be less than the monthly rent for the previous year. If the aforementioned CPI is discontinued, Landlord shall select another similar index which reflects consumer prices (by way of illustration only, if the Commencement Date occurs in the month of June, then May shall be the base month for the purpose of determining the percentage increase in the CPI as compared with each subsequent May thereafter during the Lease Term).

Provided, further, the last two (years 20-25 and 25-30) renewal terms shall have the minimum monthly rent increased, if any, by the parties agreeing to the monthly rent to be charged for the next additional five-year extended term within seventy-five (75) days prior to the expiration date of a prior renewal term. In the event Landlord and Tenant do not agree in writing within said 15 days after Tenant’s election to exercise the further renewal term, Landlord shall give written notice to Tenant of its appointment of an MAI Real Estate Appraiser with at least 5 years full-time commercial real estate rental value appraisal experience to appraise and set the fair market monthly rental value. Tenant, within 10 days of the receipt of Landlord’s notice, may elect, by written notice to Landlord, to appoint an MAI Real Estate Appraiser with the aforesaid qualifications. If Tenant does not, within said 10 day period, provide Landlord with the name of its appraiser, the single appraiser appointed by Landlord shall be the sole appraiser. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly in an attempt to set a fair market monthly rental for the next extended five year term. If the two appraisers are unable to agree within 30 days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated. If the two appraisers are unable to agree on a third appraiser within a 10 day period, either of the parties to the Lease, by giving 10 days notice to the other party, may apply to the then presiding Judge of the Superior Court of Snohomish County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each party shall bear  1⁄2 of the cost of the appraisers appointed pursuant to this paragraph. Within 30 days after the selection of a third appraiser, a majority of the appraisers shall set the fair market monthly rental value for the extended term. If a majority of the appraisers are unable to set the fair market monthly rental value within the stipulated period of time, the three appraisals shall be added together and their total divided by 3. The resulting quotient shall be the fair market value for the fair market monthly rental value. However, if the low appraisal and the high appraisal is/are 5% lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by 2. The resulting quotient shall be the fair market rental value for the extended term. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the fair market value.

2.3 Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant’s delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Property shall he a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy.

ARTICLE 3

BASE RENT

3.1 Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.8 (a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. PROVIDED, HOWEVER, if the first month of the Lease is less than a one month period, rent shall be a prorated portion of the monthly installment herein, based on a 30-day month.

ARTICLE 4

OTHER CHARGES PAYABLE BY TENANT

4.1 Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent”. Unless otherwise agreed to, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

4.2 Property Taxes.

(a) Real Property Taxes. Tenant shall pay when due directly to Snohomish County all real property taxes the leased property during the Lease Term. Tenant shall provide Landlord with a copy evidencing timely payment.

(b) Personal Property Taxes.

(i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall have personal property taxed separately from the Property.

(ii) If any of Tenant’s personal property is taxed with the Property, Tenant shall pay the taxes for the personal property within fifteen (15) days after Tenant receives a written statement for such personal property taxes.

(c) Tenant’s Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant’s action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a “tax sale” or similar enforcement proceeding.

4.3 Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, electricity, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.

4.4 Insurance Policies.

(a) Liability Insurance. During the Lease Term, Tenant shall pay for and maintain commercial general liability insurance with broad form property damage and contractual liability endorsements. This policy shall name Landlord, its property manager (if any), and other parties designated by Landlord as additional insureds using an endorsement form acceptable to Landlord, and shall insure Tenant’s activities and those of Tenant’s employees, officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors with respect to the Premises against loss, damage or liability for personal injury or bodily injury (including death) or loss or damage to property with a combined single limit of not less than $1,000,000, and a deductible of not more than $10,000. Tenant’s insurance will be primary and noncontributory with any liability insurance carried by Landlord.

(b) Property and Rental Income Insurance. During the Lease Term, Tenant shall maintain and pay for policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), and any other perils which Landlord deems reasonably necessary. Landlord shall not obtain insurance for Tenant’s fixtures or equipment installed by Tenant on the Property, or business income coverage, but Tenant may.

ARTICLE 5

USE OF PROPERTY

5.1 Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.6 above. Tenant shall be responsible for confirming that the building is adequate for its use in its present condition. Any improvement required for Tenant shall be at Tenant’s sole expense.

5.2 Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

5.3 Hazardous Materials. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material.

5.4 Signs and Auctions. Tenant may place any signs on the Property without Landlord’s prior written consent.

5.5 Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant’s use of the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s negligence or willful misconduct. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable. Landlord shall be responsible for and shall hold harmless and indemnify Tenant as to any and all costs, fees, fines, etc. related to any hazardous waste located on the property prior to Tenant’s occupancy.

5.6 Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE 6

CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

6.1 Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease. Tenant shall be responsible for any and all of Tenant’s improvements to the property.

6.2 Tenant’s Obligations.

(a) Tenant shall keep all portions of the Property in good order, condition and repair (including landscaping, roof, exterior walls, parking lot and foundation). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Tenn. If any part of the Property is damaged by any act or omission of Tenant and Tenant fails to timely repair, then Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive and fully operative condition in the same general condition as when delivered to Tenant, unless Tenant further improves the condition in which case it shall be maintained in such higher condition.

(b) Tenant shall fulfill all of Tenant’s obligations under this Section at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section, Landlord may, upon twenty (20) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency) enter the Property and perform such maintenance or repair including replacement, as needed on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

6.3 Alterations, Additions, and Improvements.

(a) Tenant may make any alterations, additions, or improvements to the Property without Landlord’s prior written consent. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the Property.

6.4 Condition Upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received less and except reasonable and normal wear and tear. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair (Damage or Destruction). All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s property which can be removed without material damage to the Property.

ARTICLE 7

DAMAGE OR DESTRUCTION

7.1 Partial Damage to Property.

(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any significant damage to the Property. If the Property is only partially damaged (i.e., less than twenty-five percent (25%) of the Property is untenantable as a result of such damage and less than twenty-five percent (25%) of Tenant’s operations are materially impaired) this Lease shall remain in effect and Tenant shall repair the damage as soon as reasonably possible; provided, however, if repair is not possible within thirty (30) days, Tenant, at its option, may terminate this Lease.

7.2 Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage, and regardless of whether Landlord receives any Insurance proceeds, this Lease shall terminate as of the date the destruction occurred.

7.3 Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property, any rent payable during the period of such damage, repair and/or restoration shall be abated or reduced from the date of the damage in the same ratio that the portion of the Property rendered for the time being unfit for occupancy shall bear to the entire Property.

ARTICLE 8

CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate at the option of Tenant.

ARTICLE 9

ASSIGNMENT AND SUBLETTING

9.1 Landlord’s Consent Required. No portion of the Property or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent except as provided below.

9.2 Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”). In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

ARTICLE 10

OPTION TO PURCHASE

Provided that Tenant is not in default under the Lease, Tenant shall have the option to purchase the leased property, provided that Tenant provides written notice to Landlord of its election to purchase the leased property at least two (2) months prior to the tenth (10th) anniversary of the Commencement Date of this Lease. The purchase price shall be Three Million One Hundred Thousand Dollars ($3,100,000) and shall be paid in cash on closing. The sale shall be closed in escrow with Pacific Northwest Title Insurance Company (the “Title Company”) within 60 days after Tenant provides Landlord with the written notice of its exercise of this option. Title to the Premises shall be conveyed to Tenant by statutory warranty deed subject only to the matters arising through Tenant and matters accepted by Tenant in the preliminary commitment for title insurance issued by the Title Company and any supplement thereto, provided further that Landlord shall remove and satisfy as of the closing any mortgages, deeds of trust or liens arising through Landlord. Landlord shall pay the premium for an owner’s title insurance policy in favor of Tenant and the real estate excise tax. Escrow fees shall be shared equally between Landlord and Tenant. Real estate taxes shall be prorated as of closing. Tenant’s option under this Article shall terminate in the event Landlord offers Tenant a right of first opportunity to purchase pursuant to Article 11 below and Tenant does not elect to purchase the Offered Space pursuant to such right.

ARTICLE 11

RIGHT OF FIRST OPPORTUNITY

Provided that Tenant is not in default under this Lease, Landlord shall, during the original ten (10) year term of this Lease, provide written notice to Tenant at such time as Landlord desires to sell the leased Property, and shall provide Tenant the right to purchase the leased property for a purchase price of Two Million Six Hundred Fifty Thousand Dollars ($2,650,000), plus any loan prepayment penalties which may be due Coastal Community Bank. Landlord shall provide Tenant written notice of its intent to sell the Property at least ninety (90) days prior to putting the leased property on the market for sale, or soliciting or accepting any offers of purchase and sale. Tenant shall have thirty (30) days thereafter to provide Landlord of its intent to purchase after receipt of Landlord notice, and if Tenant gives notice of its intent to purchased within said thirty (30) days, closing shall be within sixty (60) days of Tenant’s notice of intent to purchase. Costs shall be apportioned and the other terms as to status of title shall be as set forth in Article 10. If Tenant does not given Landlord such timely notice, Landlord may sell to a third party on terms acceptable to Landlord.

ARTICLE 12

DEFAULTS; REMEDIES

12.1 Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

12.2 Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Property or if Tenant’s vacation of the Property results in the cancellation of any Insurance.

(b) If Tenant fails to pay rent or any other charge within 10 days of when due.

(c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion.

12.3 Remedies. On the occurrence and continuance beyond any applicable cure period of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord.

(b) Subject to Landlord’s legal obligation to mitigate its damages, maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due;

(c) Pursue any other remedy now or hereafter available to Landlord under the laws of the State of Washington.

12.4 Automatic Termination. Subject to the provisions of Chapter 59.12 of the Revised Code of Washington, and notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord’s damages for default shall include costs and reasonable attorneys’ fees.

ARTICLE 13

PROTECTION OF LENDERS

13.1 Subordination. Landlord shall have the right to subordinate this Lease to any deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant. this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

13.2 Attornment. If Landlord’s interest in the Property is acquired by any sale, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attom to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease.

13.3 Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

13.4 Estoppel Certificates. Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying to the extent true: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require.

ARTICLE 14

LEGAL COSTS

14.1 Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1 Landlord’s Liability. Landlord shall be responsible for and pay any costs, expenses, etc. not specifically required to be paid by Tenant in this lease.

15.2 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

15.3 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

15.4 Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

15.5 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant’s taking possession of the Property, the Property shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.2 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

15.6 Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

15.7 Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may record a “Short Form” memorandum of this Lease. The party performing such recording shall pay all transfer taxes and recording fees.

15.8 Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. The laws of the State of Washington shall govern this Lease, and venue shall be in Snohomish County, Washington.

15.9 Force Majeure. If a Party cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a Party’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. The Tenant’s obligation to pay rent (after the commencement of the term of this Leases) shall not be excused by this Section.

15.10 Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument, Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits which are attached to or incorporated by reference in this Lease.

DATED this 4th day of June, 2008.

LANDLORD:		JMHLS, LLC, a Washington Limited Liability Company

	BY:	/s/ John Haugen
	ITS:	Managing Member

TENANT:		COASTAL COMMUNITY BANK

	BY:	/s/ Eric Sprink
	ITS:	President

STATE OF WASHINGTON	)
) ss.
COUNTY OF SNOHOMISH	)

On this 4th day of June, 2008, before me, the undersigned, a Notary Public in .and for the State of Washington, duly commissioned and sworn, personally appeared John Haugen, to me known to be the Managing Member of JMHLS, LLC, a Washington Limited Liability Company, the individual that executed the foregoing instrument, and acknowledged the said instrument to be his free and voluntary act and deed for the uses and purposes therein mentioned.

Witness my hand and official seal hereto affixed the day and year first above written.

[Illegible]
Signature of Notary Public

Residing at Camano Island
My apt. expires: July 21, 2008

STATE OF WASHINGTON	)
) ss.
COUNTY OF SNOHOMISH	)

On this 4th day of June, 2008, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Eric Sprink, to me known to be the President of COASTAL COMMUNITY BANK, the entity that executed the foregoing instrument, and acknowledged the said instrument to be his free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument on behalf of said entity.

Witness my hand and official seal hereto affixed the day and year first above written.

[Illegible]
Signature of Notary Public

Residing at Camano Island
My apt. expires: July 21, 2008